Exhibit 99.1
NOG Declares $0.34 Quarterly Cash Dividend, 13% Increase over Prior Quarter
Provides Operations and Shareholder Return Updates

MINNEAPOLIS--(BUSINESS WIRE)-- Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or the “Company”) today announced that its Board of Directors has declared a cash dividend on the Company’s common stock. The Company is also providing operational and shareholder return updates.

DIVIDEND DECLARATION

NOG’s Board of Directors has declared a cash dividend in the amount of $0.34 per share, representing a 13% increase from the prior quarterly dividend. The dividend is payable on April 28, 2023, to stockholders of record as of the close of business on March 30, 2023.

FUTURE DIVIDEND PLANS

Management intends to submit a recommendation to the Board of Directors for a further 9% increase to NOG’s quarterly common stock dividend, to $0.37 per share, for the second quarter of 2023. Pending Board approval, this would represent the achievement of NOG’s most recently stated dividend growth plan two quarters ahead of plan.

OPERATIONAL UPDATE

During the fourth quarter of 2022, severe weather affected production volumes in the Williston and Permian Basins. The Company estimates that its December production was impacted by approximately 10,000 Boe per day, with the Williston Basin accounting for approximately 82% of the reduction and the Permian representing approximately 18%. Despite weather related outages, the Company expects total 2022 production in the range of 75,250 to 75,550 Boe per day, in line with prior guidance. NOG expects total production volumes to be slightly lower for the fourth quarter of 2022 compared to the third quarter, but with higher average daily oil production than in the third quarter of 2022. Total acquisition and development capital expenditures are expected to be in the range of $143-145 million for the fourth quarter.
Despite the severe weather, the Company turned-in-line 19.9 net wells during the fourth quarter, with 5.9 net wells in late December, building strong momentum into 2023. Operations have substantially returned to normal in January 2023.

Mark-to-market losses on derivatives for the fourth quarter are estimated to be approximately $12.2 million and realized hedge losses are estimated to be approximately $63.0 million. Realized prices for natural gas are estimated to be 90-92% as a percentage of average NYMEX Henry Hub prices for the fourth quarter. Realized prices for oil are estimated to be at a discount of $2.40 - $2.45 of average NYMEX WTI benchmark prices for the fourth quarter. Operating costs in the fourth quarter will be elevated to $10.05-$10.10 per Boe reflecting the outages and lower production levels; the Company expects unit costs to seasonally normalize in the first quarter of 2023.

SHAREHOLDER RETURN UPDATE

During the fourth quarter of 2022, the Company repurchased 1,103,178 shares of common stock at a weighted average price of $29.92 per share. For the full year 2022, the Company repurchased 1.91 million common shares at a weighted average price of $28.55 per share, for a total of $54.5 million. Additionally, the Company repurchased and retired $57.5 million of its Series A Perpetual Preferred Stock during 2022, with all remaining shares fully converted to common stock during the fourth quarter. The Preferred Stock repurchases reduced the fully diluted share count by 2.6 million shares, based on the final conversion ratio. On a combined basis, common and preferred stock repurchases reduced the fully diluted share count by 4.5 million shares in 2022, or approximately 5% of the current shares outstanding. The Company has $95.5 million of availability remaining on its existing common stock repurchase authorization.

As of December 31, 2022, the Company has retired $25.8 million of its 8.125% Senior Unsecured Notes (the “Notes”) at an average of 96.7% of par value. There were $724.2 million par value of Notes outstanding at year-end with $24.2 million of capacity remaining on the Company’s existing notes repurchase authorization.

MANAGEMENT COMMENTS

“While weather issues adversely impacted production late in the fourth quarter of 2022, we remain on a path of significant growth for 2023 and as a result, we have recommended to our Board of Directors an acceleration of our dividend growth plan,” commented Nick O’Grady, NOG’s Chief Executive Officer. “Pending Board approval, through 2023 we will have delivered dividends 30% higher than the plan we first announced in December 2021. The accelerated dividends are a testament to the confidence we have in the outlook for our business in 2023 and beyond.”

Chad Allen, NOG’s Chief Financial Officer, added, “In addition to our enhanced dividend program, we are continuing to retire our Senior Unsecured Notes and executing on our share repurchase programs. Our differentiated business growth and capital return program demonstrate our commitment to delivering superior total returns for our shareholders.”

ABOUT NORTHERN OIL AND GAS

NOG is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with focus on the premier hydrocarbon producing basins within the contiguous United States. More information about NOG can be found at www.northernoil.com.

PRELIMINARY INFORMATION
The preliminary unaudited financial and operating information and estimates included in this press release, including with respect to fourth quarter and full year production, capital expenditures, hedge losses, realized pricing, operating costs, and other matters, is based on estimates and subject to completion of NOG’s financial closing procedures and audit processes. Such information has been prepared by management solely based on currently available information. The preliminary information does not represent and is not a substitute for a comprehensive statement of financial and operating results, and NOG’s actual results may differ materially from these estimates because of final adjustments, the completion of NOG’s financial closing procedures, and other developments after the date of this release.

SAFE HARBOR
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included or referenced in this press release regarding NOG’s dividend plans and practices (including timing, amounts and relative performance), financial position, business strategy, plans and objectives for future operations, industry conditions, cash flow, and borrowings are forward-looking statements. When used in this presentation, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in NOG’s capitalization, changes in crude oil and natural gas prices; the pace of drilling and completions activity on NOG’s properties and properties pending acquisition; NOG’s ability to acquire additional development opportunities; the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions; integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; general economic or industry conditions, nationally and/or in the communities in which NOG conducts business; changes in the interest rate environment or market dividend practices, legislation or regulatory requirements; conditions of the securities markets; NOG's ability to consummate any pending acquisition transactions; other risks and uncertainties related to the closing of pending acquisition transactions; NOG’s ability to raise or access capital; changes in accounting principles, policies or guidelines; and financial or political instability, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products, services and prices. Additional information concerning potential factors that could affect future plans and results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, NOG does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

CONTACT:

Evelyn Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com